Exhibit 99.1

Joint Filing Agreement

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing with the Securities and Exchange Commission required by such party under Section 13(d) of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto), and further agrees to the filing of this agreement as an exhibit thereto.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: August 30, 2013	MARUBENI CORPORATION

	By:	/s/ Tadaaki Kurakake
	Name:	Tadaaki Kurakake
	Title:	General Manager, Aerospace & Defense Systems Dept.

MARUBENI AVIATION CORPORATION

	By:	/s/ Tadaaki Kurakake
	Name:	Tadaaki Kurakake
	Title:	Director

MARUBENI AVIATION HOLDING COÖPERATIEF U.A.

	By:	/s/ Tadaaki Kurakake
	Name:	Tadaaki Kurakake
	Title:	Managing Director